EXHIBIT 23.1 Consent of Robert Early & Company, P.C.










             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference into the Form S-8 Registration Statement No. 333-105591 regarding the Stock Compensation Plan of KleenAir Systems, Inc. of our report dated March 31, 2005 on the Company's audited financial statements which is being included in the annual report on Form 10-KSB of KleenAir Systems, Inc. for the year ended December 31, 2004.




 /s/ ROBERT EARLY & COMPANY, P.C.
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Robert Early & Company, P.C.

Abilene, Texas
April 13, 2005






















                                EXHIBIT 23.1